AMENDMENT TO DEPOSIT AGREEMENT dated as of __________, 2021 (this “Amendment”) among SCISPARC LTD. (formerly known as Therapix Biosciences Ltd.) (the “Company”), THE BANK OF NEW YORK MELLON, as depositary (the “Depositary”), and all Owners and Holders from time to time of American Depositary Shares issued under the Deposit Agreement referred to herein.

W I T N E S S E T H :

WHEREAS, the Company and the Depositary entered into a deposit agreement dated as of July 31, 2014 and subsequently amended and restated that agreement as of March 21, 2017 (that agreement, as so amended and restated, the “Deposit Agreement”), for the purposes set forth in that agreement;

WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary wish to amend the Deposit Agreement to provide for a mandatory exchange of outstanding American Depositary Shares into Shares and termination of the Deposit Agreement;

NOW, THEREFORE, the Company and the Depositary hereby agree as follows:

1.       Section 6.2 of the Deposit Agreement is hereby amended to read as follows:

“The Company may, in its sole discretion, at any time terminate this Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date.

If (A) the Shares are eligible for settlement through DTC, (B) the Company has engaged a U.S.-registered transfer agent with respect to the Shares and (C) there are no Deposited Securities other than Shares, then, upon the written request of the Company, the Depositary shall call for surrender of all the American Depositary Shares to be exchanged on a mandatory basis on the date agreed to by the Company and Depositary. Upon surrender of American Depositary Shares pursuant to that call, the Depositary shall deliver Shares as provided in Section 2.5, and the Deposit Agreement shall terminate on the date specified for that mandatory exchange.

On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares), any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9.”

2.       Article 21 of the form of Receipt attached as Exhibit A to the Deposit Agreement is hereby amended to read as follows:

“The Company may, in its sole discretion, at any time terminate the Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date included in such notice. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of that Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the termination date.

If (A) the Shares are eligible for settlement through DTC, (B) the Company has engaged a U.S.-registered transfer agent with respect to the Shares, and (C) there are no Deposited Securities other than Shares, then, upon the written request of the Company, the Depositary shall call for surrender of all the American Depositary Shares to be exchanged on a mandatory basis on the date agreed to by the Company and Depositary. Upon surrenders of American Depositary Shares pursuant to that call, the Depositary shall deliver Shares as provided in Section 2.5 of the Deposit Agreement, and the Deposit Agreement shall terminate on the date specified for that mandatory exchange.

On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares. If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of four months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of that Agreement, and any applicable taxes or governmental charges. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of that Agreement.”

3.       Unless otherwise specifically defined herein, each term used herein that is defined in the Deposit Agreement has the meaning assigned to such term in the Deposit Agreement.

4.       The Depositary shall give the Owners notice of this Amendment.   The foregoing amendments shall be effective 30 days after the date of that notice.

5.       Except for the foregoing amendments, the Deposit Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be governed by and construed as one with the Deposit Agreement, and the Deposit Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

6.       This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.       This Amendment may be executed in one or more counterparts, and all those counterparts together shall constitute one original document.

[signature page follows]

IN WITNESS WHEREOF, SCISPARC LTD. and THE BANK OF NEW YORK MELLON have duly executed this Amendment as of the date first above written.

SCISPARC LTD.

By:____________________________

Name: Amitay Weiss

Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:_____________________________

Name: Robert W. Goad

Title: Managing Director